UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): June 9, 2015
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On June 9, 2015, Noranda Bauxite Limited ("NBL"), a wholly-owned subsidiary of Noranda Aluminum Holding Corporation (“Noranda”), entered into an interim agreement with the Government of Jamaica (the “GOJ”) related to a dispute regarding production levies. The interim agreement addresses payments of production levies pending the conclusion of arbitration related to those levies, and will be in effect until the earlier of December 31, 2015 or the date on which an arbitration award is delivered.
Under the terms of the interim agreement, the GOJ has agreed to stay or discontinue its May 28, 2015 application for an interim injunction restraining NBL’s export of bauxite from Jamaica. NBL has agreed to provide interim levies to the GOJ in the form of cash and irrevocable letters of credit. NBL and the GOJ have agreed that amounts provided under the interim agreement will be without prejudice to any and all rights of either party to contend that no levy is payable or that another levy rate applies.
Additional details regarding the interim agreement were provided in a press release, a copy of which is furnished as Exhibit 99.1 to this report.
The interim agreement, which will be in effect until the earlier of December 31, 2015 or the date on which an arbitration award is delivered, could increase Noranda's 2015 levy cost up to an additional approximately $12 million, of which an incremental approximately $3 million will be recognized in the second quarter of 2015 related to first quarter shipments. However, NBL's production levy obligations ultimately will be determined in the pending arbitration, which may result in production levy rates that differ from those set forth in the interim agreement.
The information furnished pursuant to Item 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth in such filing.
Safe Harbor Statement / Forward Looking Statements
Certain statements in this report, including statements regarding Noranda’s expectation with respect to the outcome of the arbitration and its expectation that the interim agreement will not have a negative long-term impact on the cost structure of its bauxite mining operations, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those addressed in the forward-looking statements, including, without limitation, the risk that the determination of the arbitration panel will be adverse to Noranda. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances occurring after the date of this report.

Item 9.01.    Financial Statements and Exhibits

Exhibit

Number    Description
99.1    Press release, dated June 10, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	June 10, 2015

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number    Description

99.1    Press release, dated June 10, 2015